UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 22, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders (the “Meeting”) of Magellan Health Services, Inc. (the “Company”) was held on May 22, 2013, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  At the close of business on April 1, 2013, the record date for the Meeting, 27,071,737 shares of the Company’s common stock were issued, outstanding and entitled to vote.  At the Meeting 25,400,763 shares of the Company’s common stock were represented in person or by proxy.  Three proposals were scheduled and noticed to be acted upon at the Meeting:  (i) to elect three directors to serve until the 2016 annual meeting or until the election and qualification of their successors (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the year 2013 (“Proposal Number Three”).

At the Meeting, three members of the board (Michael Resner, Michael Diament, and Barry Smith) were nominated for election to serve three year terms until the Company’s 2016 annual meeting or until the election and qualification of their successors are elected.  The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non- Votes
Michael Resner	24,446,490	87,087	867,186
Michael Diament	23,426,090	1,107,487	867,186
Barry Smith	24,446,162	87,415	867,186

Other directors whose terms of office continued after the Meeting are: Robert Le Blanc, William McBride, William Forrest, René Lerer, Mary Sammons and Eran Broshy.

Proposal Number Two was adopted with 14,347,522 shares voted for, 10,082,963 shares voted against, 103,092 shares abstaining and 867,186 broker non-votes.

Proposal Number Three was approved with 25,192,127 shares voted for, 206,672 shares voted against, and 1,964 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: May 23, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer